Exhibit 99.2

The Blueshirt Group

Investors Contacts:

Brinlea Johnson

brinlea@blueshirtgroup.com

212-551-1453

Alex Wellins

alex@blueshirtgroup.com

NetManage Announces That it Will Remain an Independent Company

Cupertino, Calif., March 3, 2008 — NetManage, Inc. (Nasdaq: NETM), a software company that provides the fastest way to transform legacy applications into new Web-based business solutions, today announced that Rocket Software has informed NetManage that Rocket failed to secure the financing required to complete the proposed acquisition of NetManage within the contracted timeframe and, as a result, terminated the Agreement and Plan of Merger between the Company and Rocket.

Rocket Software had removed its due diligence contingency on January 10, 2008. On January 18, 2008, the Company and Rocket agreed to a contract extension to allow Rocket time to secure the financing needed to complete the merger.

On February 1st the Company reported its fourth quarter 2007 results where the company delivered a record net profit of $1.7 million for the quarter. The fourth quarter of 2007 was NetManage’s third consecutive profitable quarter in 2007.

“Although we are disappointed that Rocket was unable to secure the necessary financing to complete our plan of merger, NetManage has remained focused on running its business and providing the best solutions to our customers while driving revenue growth and improving profitability,” said Zvi Alon, Chairman, President and CEO of NetManage. “I continue to be excited about the opportunities ahead for us as a standalone company and the strong pipeline of new business prospects and product developments in the future.”

About NetManage

NetManage, Inc. (NASDAQ: NETM), is a software company that provides the fastest way to transform legacy applications into new Web-based business solutions. More than 10,000 customers worldwide, including the majority of the Fortune 500, have chosen NetManage for mission critical application integration. For more information, visit www.netmanage.com.

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© 2008 NetManage, Inc., its subsidiaries, and its affiliates. All rights reserved.

NetManage, NetManage logo, the lizard-in-the-box logo, Chameleon and Chameleon design, Incremental SOA, OnWeb, Librados, RUMBA, ONESTEP, ViewNow, SupportNow, Librados, and OnWeb are either trademarks or registered trademarks of NetManage, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners.

This press release contains, in addition to historical information, forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements including statements regarding improvement in NetManage’s competitive position, improvement in financial results and business pipeline, NetManage’s positioning in its market, and the progress and benefits of NetManage’s execution on its business plan, involve risks and uncertainties. NetManage’s actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that competitive pressures continue to increase, that the markets for NetManage’s products could grow more slowly than NetManage or market analysts believe, that NetManage is unable to integrate or take advantage of its acquisitions successfully, or that NetManage will not be able to take advantage of growth in NetManage’s target markets. Additional information on these and other risk factors that could affect NetManage’s financial results is included in NetManage’s Annual Report on Form 10-K, Quarterly Reports on Forms 10-Q, current reports on Forms 8-K and other documents filed with the Securities and Exchange Commission. Furthermore, NetManage is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements contained in this press release whether as a result of new information, future events or otherwise, unless required by law.